Exhibit 16.1

AJ Robbins CPA, LLC Certified Public Accountants

May 5, 2021

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street Northeast

Washington, DC 20549-2000

RE: STAR ALLIANCE INTERNATIONAL CORP.

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated May 5, 2021 of STAR ALLIANCE INTERNATIONAL CORP. (“the Registrant”) and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ AJ Robbins, CPA LLC

AJ Robbins, CPA LLC